Exhibit (b)(5)

SELECT VARIABLE ANNUITY

(FEE BASED ONLY)

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202

FINANCIAL REPRESENTATIVE’S GUIDELINES

•	Use this application ONLY when applying for a Fee Based Variable Annuity (VA).

•	To sell a Fee Based VA, a Financial Rep must be a Registered Rep of Northwestern Mutual Investments Services, LLC on the date the application is signed and must be licensed in the state that the application is completed.

•	The Fee Based VA is only available through the Select Asset Account with Northwestern Mutual Investment Services, LLC.

•	Commissions are paid through the Select Asset Account. Production credit is provided by Northwestern Mutual. Refer to the Commissions and Production Credit section on the next page.

•	For additional forms required by NMIS, refer to the Investment Specialist/Operations in your Network Office.

•	All initial payments submitted with the application should be made payable to Pershing LLC and mailed to the Network Office Supervisor for deposit to the NMIS account in the Network Office.

•	If funding a Fee Based VA from existing funds in NMIS Money Market, contact NMIS Fee Based Operations.

MARKET	RESTRICTIONS	ADDITIONAL REQUIREMENTS

Personal

If owner is a minor and a custodian is named under UTMA/UGMA, select “UTMA/UGMA.” Specify the following in the owner’s section: custodian’s name “as custodian FBO” minors child’s name.

If owner is a trust, select “Corporation or Trust.” Indicate the name of the trust, date of the trust agreement, and the names of the trustees.

If percentages are specified for beneficiaries, they must total 100% for the direct beneficiaries and 100% for contingent beneficiaries.

To specify a special owner arrangement, select “See attachment” under Section 4 – Owner on the application and submit the Northwestern Mutual Owner Designation form (90-1940) with the application.

To specify a special beneficiary arrangement, select “See attachment” under Section 5 – Beneficiary on the application and submit the Northwestern Mutual Designation of Beneficiary by Owner form (90-1197) with the application.

	Additional contributions should be made payable to Northwestern Mutual. See Additional Contributions page 2 of Guidelines.	Customer Identification Program (CIP): The Owner Identity Verification form (14-0964) is included with the application and is required for each natural person owner for all VA’s.

Net Income Makeup Charitable Remainder Unitrust (NIMCRUT)

Applicant must be the Trustee of the Unitrust.

Owner/Beneficiary must be the Trust.

Additional contributions should be made payable to Northwestern Mutual. See Additional Contributions page 2 of Guidelines.

NIMCRUT Disclosure Statement (90-2016). NIMCRUT Acknowledgement of Receipt of Disclosure (90-2020).

Custodial IRA	Owner/Beneficiary must be Northwestern Mutual Wealth Management Company. Additional contributions should be made payable to Pershing LLC. See Additional Contributions page 2 of Guidelines.	NMIS Self-Directed Retirement Plan New Account form (92-0031). NMIS Client General Account Agreement (92-0024) NMIS IRA Simplifier Kit/Application: Traditional IRA (92-0034) Roth IRA (92-0033)

90-2047 (1106)	90-2047-71 (1106) WISCONSIN Guidelines – FE

REPLACEMENT

Using funds from an existing life insurance policy or annuity contract to purchase a new policy or contract constitutes a replacement. To assist in determining if this is a replacement, see the Definition of Replacement Supplement (90-1967).

For a replacement case, the agent must:

•	submit required papers and sales material and

•	provide required disclosure notices to the applicant.

NAIC REQUIREMENTS

The following requirements apply to states that have adopted the NAIC Replacement Model Regulations.

•	Applicant’s Statement of Existing Coverage: Must be completed for every application.

•	Important Notice: Must be completed for all situations where the applicant owns existing life insurance policies or annuity contracts.

AUTOMATIC DOLLAR-COST AVERAGING

Purchase payments deposited into the Money Market Fund can be systematically allocated to other funds on a monthly or quarterly basis.

•	The first DCA transfer will be processed when the contract is approved.

PORTFOLIO REBALANCING

Investment allocations are automatically adjusted either monthly, quarterly, semiannually or annually to match pre-determined percentages.

•	The first rebalancing transfer will occur one period after contract approval.

•	Transfers will be made according to the payment allocations on the application.

•	Transfers cannot be made to or from Guaranteed Interest Fund 1.

CREDITING INITIAL PAYMENT

The effective date of the initial Purchase Payment is the date the initial Purchase Payment is applied under the contract. The initial Purchase Payment shall be applied no later than two Business Days after the Valuation Date on which the initial Purchase Payment has been received at the Home Office if a properly completed application has also been received at the Home Office.

MINIMUM INITIAL PURCHASE PAYMENT

•	$50,000

ADDITIONAL CONTRIBUTIONS

•	Personal and NIMCRUT Fee Based VA payments are to be paid payable to Northwestern Mutual and mailed directly to:

Northwestern Mutual

IPS – Investment Client Services/Annuities

P.O. Box 2099

Milwaukee, WI 53201-2099

•	If funding Fee Based VA from existing funds in NMIS Money Market, contact NMIS Fee Based Operations.

•	Custodial IRA Fee Based VA payments are to be made payable to:

Pershing LLC and mailed to the Network Office Investment Operations Department for deposit to the NMIS account at the Network Office.

•	The VA/VL Order Ticket (92-0340) must be completed and submitted with payment.

•	Payments will be credited on the valuation date coincident with or next following the date the payment is received at the Home Office of Northwestern Mutual.

REQUIRED SIGNATURES

•	Applicant/Annuitant.

•	Registered Financial Representative on signature page and agent’s certificate.

•	NMIS Agency Supervisor. Agency Supervisor may appoint other Registered Representative to sign in his/her absence.

CONTRACT DELIVERY INSTRUCTIONS

On the agent’s certificate, detached financial representatives may elect to have the contract package mailed directly to their first class address. This is not available to financial representatives who reside at their General Agency.

FUNDS FROM ANOTHER COMPANY

•	Direct Rollover/Transfer to Custodial IRA: Submit the VA/VL Order Ticket (92-0340) or NMIS Client Account Transfer (92-0135). Do not submit the application to the NMIS Agency Supervisor until you verify that the funds have been received from the other company.

•	1035(a) Exchange: Submit Direct Transfer/Rollover or Direct Transfer Under Section 1035(a) to Northwestern Mutual (21-0070). Also, for full exchange submit original policy or Lost Policy Statement and any applicable replacement forms.

•	Some companies may require their own forms and/or additional paperwork.

COMMISSIONS AND PRODUCTION CREDIT

•	For information on Financial Representative compensation, please see LINKnet: NMISConnect/FeeBased/FAQ.

•	Production Credit is provided by Northwestern Mutual to the servicing Financial Representative. If more than one Financial Representative was paid through the Select Asset account, Sales Reporting and Honors will manually adjust the production credit after the contract has been issued.

•	Exchanges/Rollovers from Northwestern Mutual to Fee Based VA are not eligible for production credit. In the event production credit is paid, it will be manually reversed.

90-2047 (1106)	90-2047-71 (1106) WISCONSIN Guidelines - FE

SELECT VARIABLE ANNUITY APPLICATION

(FEE BASED ONLY)

Broker Account Number	Contract Number

1. OTHER POLICIES

Has a Northwestern Mutual Policy ever been issued on the annuitant’s life? ☐ Yes, the last policy number is: ________________ ☐ No

2. ANNUITANT

Name: First, MI, Last ____________________________________________________

Sex __________ Birthdate ______________ (MM/DD/YYYY)

Residence Address _______________________________________________________ (Provide mailing address, if different, at bottom of page.)

City, State, Zip _________________________________________________________

Country, if other than US _________________________________________________

Taxpayer ID ___________________________________________________________

3. MARKET Select one:

☐ Non-Tax Qualified

☐ New Income Makeup Charitable Remainder Unitrust (NIM-CRUT)

☐ Traditional IRA – Custodial

☐ Roth IRA – Custodial

☐ Rollover IRA – Custodial

4. OWNER

A minor owner limits future contract actions.

Select one:

☐ Annuitant	Proceed to section 5.
☐ See attachment

☐ Custodian	Proceed to section 6.
(NM Wealth Mgmt Co)

☐ UGMA/UTMA–custodian is the owner for the benefit of minor.	Enter

☐ Corporation	Owner
☐ Trust

☐ Other	information

Name: First, MI, Last/Corporation/Trust ____________________________________

______________________________________________________________________

Sex __________________ Birthdate ____________________ (MM/DD/YYYY)

Residence Address or street address of business for non-natural owner

______________________________________________________________________

(Provide mailing address, if different, at bottom of page.)

City, State, Zip _______________________________________________________

Relationship to Annuitant ________________________________________________

Taxpayer ID __________________________________________________________

Date of Trust _______________ Name of Trustees _________________________

____________________________________________________________________

5. BENEFICIARY (Upon the death of the Annuitant)

Cannot be annuitant. If no beneficiary listed, Estate of Annuitant will be named.

☐ See attachment – Proceed to Section 6.

Direct Beneficiary: ☐ Owner ☐ Other – Enter information below:

Name _______________________________________________________________

Taxpayer ID _______________________ Relationship _______________________

Name _______________________________________________________________

Taxpayer ID _______________________ Relationship _______________________

☐ And all (other) children including legally adopted children, of the Annuitant as additional Direct Beneficiaries.

Contingent Beneficiary:
Name _____________________________________________________________

Taxpayer ID _______________________ Relationship ______________________

Name ____________________________________________________________

Taxpayer ID _______________________ Relationship ______________________

☐ And all (other) children including legally adopted children, of the Annuitant as additional Contingent Beneficiaries.

90-2047 (1106)	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY	90-2047-71 (1106) WISCONSIN
	720 East Wisconsin Avenue, Milwaukee, WI 53202	(Page 1) FE

6.	REPLACEMENT

As a result of this purchase, will the values or benefits of any other life insurance policy or annuity contract, on any life be affected in any way?

☐ Yes ☐ No

Will this annuity:

A. Replace Northwestern Mutual? ☐ Yes ☐ No

B. Replace other companies? ☐ Yes ☐ No

C. Result in 1035 exchange? ☐ Yes ☐ No

7. INITIAL PAYMENT

Minimum initial purchase payment is $50,000

METHOD OF PAYMENT

☐ Select Asset Account:

Acct.# Amount $

☐ Check attached Amount $

☐ Check coming from another institution $
Estimated Amount

8. OPTIONAL ENHANCED DEATH BENEFIT

☐ I elect the Enhanced Death Benefit rider. There is an additional charge. Available to age 65. See prospectus for more information.

9. OPTIONS

☐ Dollar Cost Averaging from the Money Market Fund - $100 minimum transfer amount

Amount: $ Monthly ☐ Quarterly ☐

Complete Payment Allocation column and Dollar Cost Averaging column in section 10.

☐ Portfolio Rebalancing

☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

Note:

•      If only Dollar Cost Averaging is chosen, transfers will be made according to the Dollar Cost Averaging column in section 10.

•      If only Portfolio Rebalancing is chosen, transfers will be made according to the Payment Allocation column in section 10.

•      If both Dollar Cost Averaging and Portfolio Rebalancing are chosen, transfers will be made according to the Dollar Cost Averaging column in section 10.

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10. PAYMENT ALLOCATION

•	Complete Payment Allocation column.

•	If Dollar Cost Averaging is chosen, a percentage must be indicated in the Money Market Fund of the Payment Allocation column and the Dollar Cost Averaging column must be completed.

•	If Portfolio Rebalancing is chosen, transfers cannot be made to or from the Guaranteed Accounts. If Guaranteed Interest Fund 1 is elected as a Payment Allocation, a Transfer and Allocate Investment Funds form (90-1854) must be submitted.

•	Use whole percentages totaling 100%.

FUNDS	Payment Allocation %	Dollar Cost Averaging %	FUNDS	Payment Allocation %	Dollar Cost Averaging %

Select Bond			Russell Non-US

Franklin Templeton International Equity			Russell Real Estate Securities
Money Market		N/A	Russell Core Bond

Balanced			Asset Allocation

Index 500 Stock			International Growth Stock

Aggressive Growth Stock			T. Rowe Price Small Cap Value

High Yield Bond			Cap Guardian Domestic Equity

Growth Stock			AllianceBernstein Mid Cap Value

Large Cap Core Stock			Janus Capital Appreciation

Index 400 Stock			T. Rowe Price Equity Income

Small Cap Growth Stock			Fidelity VIP Mid Cap Portfolio

Russell Multi-Style Equity

Russell Aggressive Equity			Guaranteed Interest Fund 1

			TOTAL	100%	100%

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SIGNATURES

IT IS UNDERSTOOD AND AGREED THAT:

The effective date of the initial Purchase Payment is the date the initial Purchase Payment is applied under the contract. The initial Purchase Payment shall be applied no later than two Business Days after the Valuation Date on which the initial Purchase Payment has been received at the Home Office if a properly completed application has also been received at the Home Office. In the event my application cannot be completed within 5 days of receipt of my initial payment at your Home Office, I authorize you to retain the initial payment until the application can be completed, or until further notification from me.

If a trustee is named as a beneficiary and no qualified trustee makes claim to the proceeds, or to the present value of any unpaid payments under a payment plan, within one year after payment becomes due to the trustee, or if satisfactory evidence is furnished to Northwestern Mutual within that year showing that no trustee can qualify to receive payment, payment will be as provided in the contract as though the trustee had not been named. Northwestern Mutual will be fully discharged of liability for any action taken by the trustee and for all amounts paid to, or at the direction of, the trustee and will have no obligation as to the use of the amounts. In all dealings with the trustee Northwestern Mutual will be fully protected against the claims of every other person. Northwestern Mutual will not be charged with notice of a change of trustee unless written evidence of the change is received at the Home Office.

The Prospectus has been received and it is understood that all payments and values provided by annuity contract applied for, when based on the investment experience of a separate account, are variable and are not guaranteed as to amount. If this application is for an IRA, disclosure statements have been received and reviewed. No agent is authorized to make or alter contracts or to waive the rights or requirements of Northwestern Mutual.

Investment Professional Appointment. I, the undersigned Applicant, hereby appoint Northwestern Mutual Investment Services, LLC as my agent and attorney-in-fact (hereafter referred to as my “Investment Professional”) for the limited purpose of providing instructions with respect to the contract to Northwestern Mutual and its agents (together, “Northwestern Mutual”), and to take all other actions necessary or incidental thereto; provided, however, that such instructions do not involve a change in ownership, a withdrawal from, a loan or benefit payment under, or a surrender of, the contract. Northwestern Mutual may rely on instructions from my Investment Professional as being authorized by me without obtaining my oral or written approval until such time as it receives written notice of the earlier of the termination of this appointment or my death or incapacity, and have sufficient time to act on such notice. Northwestern Mutual reserves the right to require, at its sole discretion my authorization with respect to any instruction provided by my Investment Professional, including instructions with respect to address, annuitant and beneficiary changes.

I understand and agree that (i) any instructions I provide to my Investment Professional may not be relayed concurrently to Northwestern Mutual and Northwestern Mutual is not liable for any loss or other liability that may arise there from; (ii) all decisions relating to investments in the contract shall be made solely by me and/or my Investment Professional; and (iii) I am relying exclusively on my Investment Professional to obtain from me such information as is required to determine the suitability of those decisions. I hereby indemnify and hold harmless Northwestern Mutual and its respective trustees, directors, officers and employees from any and all liability, costs or financial obligations, including attorney fees and expenses, which may arise from (i) acting on instructions they believe to be in accordance with this appointment and (ii) any acts or omissions on the part of my Investment Professional with respect to me or the contract.

Each person signing this application declares that the answers and statements made in this application are correctly recorded, complete and true to the best of his or her knowledge and belief.

Date (MM/DD/YYYY)	Signed at: City	State

X	X
Signature of Applicant (Indicate relationship to Annuitant)	Signature of Annuitant (If other than Applicant)

X
Signature of Licensed Agent

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AGENT’S CERTIFICATE		DEMOGRAPHICS

1.	To the best of your knowledge will the annuity applied for replace any life insurance or annuity contract in this company or elsewhere? ☐ Yes ☐ No	ANNUITANT’S EDUCATION
		☐ Some Education ☐ Bachelors ☐ High School	☐ Masters ☐ Associate Degree ☐ Attorney at Law	☐ Some College ☐ Doctorate

	Note: To assist in determining if this is a replacement, see the Definition of Replacement Supplement (90-1967).	NUMBER OF DEPENDENTS Number ☐ None

2.	☐ Check here if any part of this application was translated.	OCCUPATION	INDUSTRY	SOURCE OF APPLICANT
	Provide Translated Statement of Understanding. Indicate the translation method used:	☐ Business Owner ☐ Clerical	☐ Agriculture, Forestry & Fishing	☐ Agent’s Own Policyowner
	☐ Language Line	☐ Consultant	☐ Construction	☐ Orphan Policyowner
	☐ Certified Translator name:	☐ Craftsman	☐ Finance, Insurance	☐ Referred Lead
3.	The Account A (Fee Based) Prospectus dated was delivered.	☐ Homemaker ☐ Legal	& Real Estate ☐ Manufacturing	☐ Acquaintance ☐ Newcomer
CONTRACT DELIVERY INSTRUCTIONS		☐ Managerial/	☐ Mining	Service
Deliver contract package to:		Executive	☐ Nonclassifiable	☐ Cold Canvas
☐ Managing Partner Office ☐ Managing Director Office	☐ Agent’s own office ☐ Contract Owner	☐ Medical ☐ Professional	Establishments ☐ Public	☐ Lead Letter Reply ☐ Published Sources
		☐ Sales	Administration	☐ Walk-in
		☐ Service Worker	☐ Retail Trade	☐ Family member or
		☐ Technical	☐ Services	yourself
☐ Transportation,
Communication &
Utilities
			☐ Wholesale Trade	Other

CERTIFICATION

I certify that to the best of my knowledge I have asked all questions and have completely and correctly recorded the Applicant’s and Annuitant’s answers. I further certify that I have reasonable grounds for believing the purchase of the annuity applied for is suitable based on the information provided.

I certify that a current Prospectus was delivered and that no written sales materials other than those provided by the Home Office were used.

X		X
Signature of Agent	Network Office Number	NMIS Agency Supervisor Signature

PRODUCTION AND COMMISSION CREDITS

The first Financial Representative listed will be the Servicing Agent for this contract.

If more than one Financial Representative was paid through the Select Asset account and listed below, Sales Reporting and Honors will manually adjust the production credit after the contract has been issued.

Agent No.	NMIS Rep No.	Agent’s Full Name (Servicing Agent First)%	Primary or Secondary Contract (P or S)	If Secondary Contract, Secondary Appt. Agt. No.

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OWNER IDENTITY VERIFICATION

For Variable Annuities and Variable Life

This form must be completed by the Registered Representative and submitted with the following applications:

VARIABLE ANNUITY – One form must be completed for each natural person owner.

VARIABLE LIFE – One form must be completed for each natural person owner, except for an owner who is 1) the insured, and 2) undergoing a paramedical exam, medical exam, or executive physical.

Note: Failure to review identity documents in person could result in processing delays and/or decline of application.

OWNER NAME:	CONTRACT/POLICY NUMBER:

Have you previously completed an Owner Identity Verification (OIV) form or the Customer Identity Verification section of the NMIS New Account form for this owner?

☐ No or Unknown: Complete the remainder of this form.
☐ Yes:	Provide the existing policy/contract number for which the OIV form was previously completed or the NMIS Account number for which the Customer Identity Verification section was completed. If this number is provided, then the remainder of this form does not need to be completed.

If the number cannot be provided, complete remainder of this form.

The following notice must be read by or to the owner: “Federal law requires financial institutions to obtain, verify, and record information that identifies each person who applies to own a variable product. You will be asked to provide your name, address, date of birth and other information. We will also obtain information from your driver’s license (or other government-issued identification) and we may use other means, including third party sources, to verify your identity.”

U.S. Government identification presented:

☐  State Driver’s License             ☐  Passport             ☐    State ID Card             ☐  Permanent Resident Card (Green Card)

☐  Other:                                                                                                 ☐  Owner has no form of U.S. Government identification

State/country of issuance:                                                                       Identification number:

Date of issuance – if none, so state: (MM/DD/YY)                          Expiration date – if none, so state: (MM/DD/YY)

☐  Yes     ☐  No     Did you meet in person with this individual when you collected the identity information provided above?

☐  Yes     ☐  No     If yes, does the photograph on the identification match this person’s appearance?

      ☐ No photo on ID

Manner of identification presented:  ☐  Original     ☐  Copy     ☐  Obtained via Phone     ☐  Other:

Name on the identification if it does not match name on application:

For Variable Life Only: Owner’s residence address if different than address on application (or Variable Life Owner Information form):

Number and Street	Apartment or Unit Number	City, State and Zip Code

I certify that the above notice was provided to the owner and that the information from the identification presented is correctly recorded, complete and true to the best of my knowledge.

Registered Representative’s Signature	Date (MM/DD/YY)

14-0964 (0104)		FE